UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2024

PURE BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14468	33-0530289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

771 Jamacha Rd. #512 El Cajon, California	92019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (619) 596-8600

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2024, the Board of Directors (the “Board”) of Pure Bioscience, Inc. (the “Company”) authorized and appointed Darin Zehr, as a member of the Board. Further, Mr. Zehr was appointed to the Compensation Committee and Audit Committee of the Board.

Mr. Zehr brings extensive experience working in the food industry. Since 1990, he has held various roles in food quality and safety, sanitation, and operations management. He is the General Manager of Commercial Food Sanitation LLC (“CFS”). CFS, an Intralox Company, is a global food safety consulting and training organization that works across all food industry segments and has operations in North and South America, Europe, Asia, and Australia. Prior to this role, Mr. Zehr spent 22 years with Kraft Foods where he held numerous roles in operations, including Area Sanitation Manager, Business Unit Manager, and Plant Manager. Mr. Zehr received a Bachelor of Science degree in Chemistry from The State University of New York at Oswego.

As a director, Mr. Zehr will participate in the Company’s non-employee director compensation program. Under this program, Mr. Zehr will receive an annual cash retainer of $30,000 for service on the Board. The annual cash retainers are payable in four equal installments on a quarterly basis, and on a pro-rata basis for service during any portion of a quarter. The Company has entered into an indemnification agreement in connection with his appointment to the Board, which is in substantially the same form as that entered into with the other directors of the Company.

There are no family relationships between Mr. Zehr and any of the Company’s directors or executive officers and Mr. Zehr does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There were no arrangements or understandings by which Mr. Zehr was named a director.

The Company issued a press release announcing the appointment of Mr. Zehr, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, issued by the Company on May 6, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURE BIOSCIENCE, INC.

Dated: May 7, 2024	By:	/s/ Robert Bartlett
Robert Bartlett
President and Chief Executive Officer
(Principal Executive Officer)